Exhibit 10.19

Execution Version

February 6, 2024

STRICTLY CONFIDENTIAL

Reference is hereby made to that certain engagement letter, dated as of October 30, 2023 (the “Engagement Letter”), by and between Bone Biologics Corporation (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Engagement Letter. For purposes of clarity, the Company and Wainwright hereby acknowledge and agree, as evidenced by their signatures hereon, that, if an Offering is consummated during the Term, the right of first refusal granted to Wainwright in Paragraph A.5 of the Engagement Letter shall continue to apply for twelve (12) months following the consummation of each such Offering; provided, however, that, for the avoidance of doubt, the Company and Wainwright acknowledge and agree that the right of first refusal shall be subject to, and comply with, FINRA Rule 5110(g)(6)(A).

This letter shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. This letter may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Accepted and Agreed:

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

BONE BIOLOGICS CORPORATION

By:	/s/ Deina H. Walsh
Name:	Deina H. Walsh
Title:	Chief Financial Officer

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC